As filed with the Securities and Exchange Commission on December 20, 1994
                                    Registration Statement No. 33-_____________
                                                       and No. 33-_____________

     --------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               ________________________

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                               ________________________

              ConAgra, Inc.                     ConAgra Capital, L.C.
     (Exact name of registrant               (Exact name of coregistrant
     as specified in its charter)            as specified in its charter)
              Delaware                                   Iowa
     (State or other jurisdiction of         (State of other jurisdiction of
     incorporation or organization)          incorporation or organization)
             47-0248710                               Applied For
          (I.R.S. Employer                         (I.R.S. Employer
          Identification No.)                      Identification No.)


                                  One ConAgra Drive
                             Omaha, Nebraska  68102-5001
                                    (402) 595-4000
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                    Stephen L. Key
                 Executive Vice President and Chief Financial Officer
                                    ConAgra, Inc.
                                  One ConAgra Drive
                             Omaha, Nebraska  68102-5001
                                    (402) 595-4000
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)
                                ______________________
                                      Copies to:

     David L. Hefflinger                          John M. Brandow
     McGrath, North, Mullin & Kratz, P.C.         Davis Polk & Wardwell
     Suite 1400                                   450 Lexington Avenue
     One Central Park Plaza                       New York, NY 10017
     Omaha, NE  68102














          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the securities being registered on this Form are being offered pursuant to dividend or interest reimbursement plans, please check the following box. /__/

          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                                                                             __

                              __________________________

                           CALCULATION OF REGISTRATION FEE
     ---------------------------------------------------------------------------
     -
                                             PROPOSED   PROPOSED
                                             MAXIMUM    MAXIMUM
     TITLE OF EACH                 AMOUNT    OFFERING   AGGREGATE    AMOUNT OF
     CLASS OF SECURITIES           TO BE     PRICE PER  OFFERING   REGISTRATION
     TO BE REGISTERED            REGISTERED  SECURITY(1)            PRICE(2)
        FEE

     ConAgra, Inc. Debt
      Securities ...........
     ConAgra Capital, L.C.
      Preferred Securities..
     ConAgra, Inc. Backup
      Undertakings consisting  {$250,000,000    100%    $250,000,000  $86,207
      of certain obligations
      to be incurred by
      ConAgra, Inc. with
      respect to ConAgra
      Capital L.C. Preferred
      Securities(2).........
                              __________________________
     ------------

     (1)  Estimated solely for the purposes of calculating the registration fee.

     (2) Backup Undertakings consist of certain obligations which may be incurred by ConAgra, Inc. in connection with ConAgra Capital, L.C. securities, including debentures of ConAgra, Inc., a ConAgra Guarantee Agreement, and a ConAgra Expense Payment Agreement. No separate consideration will be received for the Backup Undertakings offered with respect to the ConAgra Capital, L.C. Preferred Securities.

          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus which is a part of this registration statement is a combined Prospectus relating also to registration statements Nos. 33-52649 and 33-52649-01.




          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.





          -----------------------------------------------------------------
          --
          Subject to completion dated December __, 1994.


          PROSPECTUS
          [ConAgra Logo]

                                     $425,000,000
                                CONAGRA CAPITAL, L.C.
                                 Preferred Securities
                                         and
                                    CONAGRA, INC.
                                   Debt Securities
                                ______________________

               ConAgra, Inc. ("ConAgra") from time to time may offer its debt securities (the "Debt Securities"), at an aggregate initial offering price not to exceed the equivalent of $425,000,000, in separate series in amounts and prices and on terms to be determined at the time of sale. The Debt Securities may be denominated in U.S. dollars or in any other currency, including composite currencies such as the European Currency Unit, as may be designated by ConAgra (the "Specified Currency"). Debt
          Securities may be sold for U.S. dollars or any other currency, including composite currencies and the principal of and any interest on Debt Securities may likewise be payable in U.S. dollars, or in any other currency, including composite currencies, in each case, as ConAgra specifically designates.














               ConAgra Capital, L.C. ("ConAgra Capital"), an indirectly wholly-owned finance subsidiary of ConAgra, may also offer from time to time its preferred interests ("Preferred Securities"), in one or more series, at an aggregate initial public offering price not to exceed $425,000,000 at the time of sale. Any issue of Preferred Securities shall correspondingly reduce the amount of Debt Securities available for offer and sale hereunder. The payment of distributions (herein referred to as "dividends"), if and to the extent declared out of moneys held by ConAgra Capital and legally available therefor, and to the extent funds are legally available therefor payments on liquidation or redemption with respect to the Preferred Securities are guaranteed on a limited basis (the "Limited Guarantee") by ConAgra to the extent set forth herein. No portion of the dividends received by a holder of the Preferred Securities will be eligible for the dividends received deduction for federal income tax purposes. The Limited Guarantee will rank subordinate and junior in right of payment to all other liabilities of ConAgra and pari passu to the most senior preferred stock issued by ConAgra and senior to ConAgra's common stock. See "ConAgra", "Description of Preferred Securities--Miscellaneous," "Description of the Limited Guarantee" and "Description of the Debentures" for a description of the various contractual backup obligations of ConAgra relating to the Preferred Securities.

               Specific terms of the securities in respect of which this Prospectus is being delivered ("Offered Securities") will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, and any exchangeability, conversion, redemption, prepayment or sinking fund provisions and any listing on a securities exchange, and (ii) in the case of Preferred Securities, the designation, number of shares or fractional interests therein, liquidation preference per security, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption or exchange provisions, any other rights, preferences, privileges, limitations and restrictions relating to the Preferred Securities of a specific series, the terms upon which the proceeds of the sale of the Preferred Securities will be loaned to ConAgra, and any listing on a securities exchange.

                                   ________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES














              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.
                                   _______________

               The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution". Any such agents, dealers or underwriters are set forth in the Prospectus Supplement. If an agent of ConAgra or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to ConAgra will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

               This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                                   _______________


                                   _______________

                   The date of this Prospectus is December __, 1994


          IN CONNECTION WITH AN OFFERING, THE UNDERWRITERS FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by ConAgra, ConAgra Capital or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.

                                   _______________

                                AVAILABLE INFORMATION

               ConAgra  is subject to the informational requirements of the
          Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by ConAgra, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information herein and therein concerning ConAgra can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               This Prospectus constitutes a part of Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to ConAgra and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

               No separate financial statements of ConAgra Capital have been included herein. ConAgra and ConAgra Capital do not consider that such financial statements would be material to holders of Preferred Securities of ConAgra Capital because ConAgra Capital is a special purpose entity, has no operating history and no independent operations and is not engaged in, and does not propose to engage in, any activity other than the issuance of its securities and the lending of the proceeds thereof to ConAgra. See "ConAgra Capital, L.C.". ConAgra Capital is a limited liability company organized under the laws of the state of Iowa and will be managed by certain indirect wholly-owned subsidiaries of ConAgra, which subsidiaries beneficially own all of ConAgra Capital's common securities, which are non-transferable.






                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

               The following documents, which have been filed with the Commission, are hereby incorporated by reference:

          1. Annual Report on Form 10-K of ConAgra for the fiscal year ended May 29, 1994;

          2. Quarterly Report on Form 10-Q of ConAgra for the fiscal quarter ended August 28, 1994; and

          3.   Current Report on Form 8-K dated June 8, 1994.

               All documents filed by ConAgra after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               ConAgra will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents may be made by writing ConAgra, Inc., One ConAgra Drive, Omaha, Nebraska 68102-5001 (Attention: Corporate Communications Department) or by calling
          (402) 595-4157.

                                     THE COMPANY

               ConAgra is a diversified food company operating across the food chain in three industry segments: Agri-Products, Trading & Processing, and Prepared Foods.

               In the Agri-Products segment, ConAgra is a leading distributor of crop protection chemicals. ConAgra also formulates pesticides, produces animal health care products and markets animal health care products by direct mail. ConAgra is a producer of formula feed and feed additives; a distributor, merchandiser, and marketer of fertilizer; and a specialty retailer with over 200 farm stores and fabric and crafts stores located principally in agricultural areas.

               In the Trading & Processing segment, ConAgra is a leading U.S. flour miller. ConAgra also mills oats and dry corn; manufactures brewers malt; packages private label flour, corn meal, and mixes; markets specialty food ingredients; and merchandises feed ingredients. ConAgra is a worldwide trader of grain, oilseeds, fertilizer, edible beans and peas, sulfur, wool and other commodities. ConAgra has processing and/or trading operations in Canada, Australia, Europe, Asia and Latin America as well as in the U.S.

               In the Prepared Foods segment, ConAgra is a leading producer and marketer of frozen prepared foods, shelf-stable prepared foods, fresh red meats, branded processed red meats, chicken and turkey products, seafood products, cheese and other dairy products and potato products. ConAgra's prepared food brands include Armour, Chun King Frozen, Banquet, Healthy Choice, Kid Cuisine, Country Pride, Country Skillet, Monfort, Longmont, Morton, Patio, Taste O'Sea, Decker, Golden Star, Webber Farms, Cook's, Singleton, Hunt's, Wesson, Manwich, Orville Redenbacher's, Peter Pan, Snack Pack, Swiss Miss, La Choy, Rosarita, Gebhardt, Butterball, Swift Premium, Eckrich, Treasure Cave, County Line, Reddi-Wip, Act II. and Marie Callender's.

               ConAgra's finance businesses provide specialized, self-financed financial services related to the food industry. Borrowings of the finance businesses are not guaranteed by ConAgra. The principal businesses are financing, leasing and insurance services for the red meat business included in the Prepared Foods segment.

               Acquisitions have contributed substantially to ConAgra's sales and earnings growth, both in the years of acquisition and in subsequent years. Major acquisitions have included United
          Agri Products, Banquet Foods, Country Pride Foods, Peavey Company, Monfort of Colorado, the Morton, Chun King and Patio frozen food businesses, SIPCO (formerly Swift Independent Packing Company), the assets of Armour Food Company, 50% of Trident Seafoods, Pillsbury's grain merchandising business, eight U.S. flour mills acquired from International Multifoods, Beatrice Company, the assets of Elders' malt and wool business in
          Australia,  approximately  91%  of   Elders'  beef  business   in

          Australia, Golden Valley Microwave Foods, Universal Frozen Foods and MC Retail Foods. ConAgra anticipates that it will continue to grow internally and through acquisitions.
               ConAgra is divesting certain non-core businesses. These include but are not limited to specialty retailing businesses, a pet accessories business and Geldermann, Inc., a financial services business. The Geldermann divestiture has been completed. Sales and earnings of businesses divested and identified for divestiture account for less than five percent of ConAgra's total sales and earnings and are not material to ConAgra's results of operations.

               Certain of ConAgra's businesses are subject to significant variation in performance as a consequence of seasonal, cyclical or other industry conditions. For example, ConAgra's fertilizer business is seasonal, with stronger profits expected during the spring planting season. The poultry industry has traditionally been cyclical, with margins expanding and contracting as production contracts and expands. ConAgra's international trading businesses' results are affected by political, economic and environmental factors which influence commodity prices and markets. In the short to intermediate term, ConAgra's reported earnings can be favorably or unfavorably impacted in a material way if industry conditions in a number of businesses are either positive or negative at the same time.

               ConAgra's principal executive office is located at One ConAgra Drive, Omaha, Nebraska 68102-5001, telephone (402) 595-4000.



                                   CONAGRA CAPITAL

               ConAgra Capital, wholly-owned by two indirect wholly-owned subsidiaries of ConAgra (the "Subsidiaries"), is a limited liability company organized under the laws of the state of Iowa. The principal executive offices of ConAgra Capital and its Managing Members (as defined below) are presently located at One ConAgra Drive, Omaha, Nebraska 68102-5001, telephone: (402) 595-4000. The Subsidiaries own all of the common interests ("Common Securities") of ConAgra Capital, which Common Securities are nontransferable. The Subsidiaries have unlimited liability for the debts, obligations and liabilities of ConAgra Capital. ConAgra Capital exists solely for the purpose of issuing preferred and common securities and lending the net proceeds thereof to ConAgra.

               Financial  statements  of  ConAgra   Capital  will  be  made
          available to holders of Preferred Securities annually as soon as practicable after the end of ConAgra Capital's fiscal year.

               ConAgra and ConAgra  Capital have entered into  an agreement pursuant to which ConAgra has agreed to guarantee the payment of any liabilities incurred by ConAgra Capital (other than obligations to holders of Preferred Securities). The agreement expressly provides that such agreement is for the benefit of, and is enforceable by, third parties to whom ConAgra Capital owes such obligations.

                                   USE OF PROCEEDS

               ConAgra intends to add the net proceeds from the sale of Offered Securities to its general funds, to be used for general corporate purposes, including working capital, capital expenditures, the repayment of commercial paper, repayment of loans under bank credit agreements and repayment of other short and intermediate term borrowings. Prior to such application, such net proceeds may be invested in short or intermediate term securities. Except as may be indicated in the Prospectus Supplement, no specific determination as to the use of the proceeds of the Offered Securities in respect to which this Prospectus is being delivered has been made. ConAgra anticipates that it will raise additional funds from time to time through equity or debt financing, including borrowings under its revolving credit agreements, to finance its businesses worldwide. ConAgra Capital will loan to ConAgra all proceeds received by ConAgra Capital from the sale of its Preferred Securities.


                     RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED STOCK DIVIDENDS

               The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.


          Three Months
          Ended                       Fiscal Years Ended May
          August 28,         -------------------------------------
           1994             1994    1993     1992    1991     1990
          ----------        ----    ----     ----    ----     ----


            2.2             2.7     2.5      2.2     2.2      2.5


               For the purpose of computing the above ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of income before taxes and fixed charges. Fixed charges, for the purpose of computing earnings, are adjusted to exclude interest capitalized and that component of fixed charges representing ConAgra's proportionate share of the preferred stock dividend requirement of a 50% owned subsidiary. Fixed charges include interest on both long and short term debt (whether said interest is expensed or capitalized and including interest charged to cost of goods sold), a portion of noncancellable rental expense representative of the interest factor and ConAgra's proportionate share of the preferred stock dividend requirement of a 50% owned subsidiary, excluding that which would be eliminated in consolidation. Preferred stock dividend requirements are computed by increasing preferred stock dividends to an amount representing pre-tax earnings which would be required to cover such dividend requirements. The ratio is computed using the amounts for ConAgra as a whole, including its majority-owned subsidiaries, whether or not consolidated, and its proportionate shares of any 50% owned subsidiaries whether or not ConAgra guarantees obligations of these subsidiaries.




                         DESCRIPTION OF PREFERRED SECURITIES

               The following is  a summary of certain  terms and provisions of the Preferred Securities of any series. Certain terms and provisions of the Preferred Securities of a particular series will be summarized in the Prospectus Supplement relating to the Preferred Securities of such series. If so indicated in the Prospectus Supplement, the terms and provisions of the Preferred Securities of a particular series may differ from the terms set forth below. The summaries set forth below and in the applicable Prospectus Supplement address the material terms of the Preferred Securities of any particular series but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Articles of Organization of ConAgra Capital (the "Certificate"), the Operating Agreement of ConAgra Capital (the "Agreement") and the written actions adopted, or to be adopted, by the Subsidiaries, in their capacity as the holders of all of ConAgra Capital's Common Securities (the "Managing Members"), establishing the rights, preferences, privileges, limitations and restrictions relating to the Preferred Securities of any series or of a particular series. The Certificate and the Agreement are set forth as exhibits to the Registration Statement of which this Prospectus forms a part. Pursuant to the Certificate, holders of the Preferred Securities are bound by the Agreement.



          General

               ConAgra Capital is authorized to issue common securities and preferred securities. The preferred securities may be issued in one or more series or classes, with such dividend rights, liquidation preferences, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as shall be set forth in the Agreement and the resolutions providing for the issuance thereof adopted by the Managing Members. All of the Preferred Securities, to be issued in one or more series or classes, will rank pari passu with each other with respect to participation in profits and assets.

               The Preferred  Securities of  any series will  be issued  in registered form only without dividend coupons. Registration of, and registration of transfers of, the Preferred Securities of any series will be by book entry only. The Preferred Securities of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights set forth below, unless otherwise provided in the Prospectus Supplement relating to the Preferred Securities of a particular series. Reference is made to the Prospectus Supplement relating to the Preferred Securities of any additional series for specific terms, including (i) the designation of the Preferred Securities of such series, (ii) the price at which the Preferred Securities of such series will be issued, (iii) the dividend rate (or method of calculation thereof), the dates on which dividends will be payable and the dates from which dividends shall accrue, (iv) the voting rights, if any, (v) any redemption or exchange provisions, which may include any exchange of the Preferred Securities as a result of changes in or other developments in applicable tax law,
          (vi) the stated liquidation preference, (vii) any other rights, preferences, privileges, limitations and restrictions relating to the Preferred Securities of such series and (viii) the terms upon which the proceeds from the sale of the Preferred Securities of such series will be loaned to ConAgra.

          Series A Preferred Securities

               ConAgra Capital has $100,000,000 aggregate principal amount of its 9% Series A Cumulative Preferred Securities (the "Series A Preferred Securities") outstanding entitled to cumulative preferential cash dividends at an annual rate of 9% of the liquidation preference of $25 per security, accruing from April 27, 1994, and payable monthly in arrears on the last day of each calendar month of each year, commencing May 31, 1994. The Series A Preferred Securities are redeemable, at the option of ConAgra Capital (with ConAgra's consent), in whole or in part, from time to time, on or after May 31, 1999 at $25 per security plus accumulated and unpaid dividends to the date of redemption ("Series A Applicable Price"), and will be redeemed at such price from the proceeds of any permanent repayment of the Series A Debentures issued by ConAgra to ConAgra Capital upon the loan to ConAgra of the proceeds from the sale of the Series A Preferred Securities. ConAgra may, at any time following a Tax Event (as defined under "Redemption and Exchange" below) occurring after April 20, 1994, cause ConAgra Capital (i) to exchange the Series A Preferred Securities for Series A Debentures or (ii) in
          certain circumstances relating to the nondeductibility of interest on the Series A Debentures, to redeem the Series A Preferred Securities at the Series A Applicable Price. The

          Series A Preferred Securities were sold on April 27, 1994 and are listed on the New York Stock Exchange.

               The Series A Preferred Securities and the Series B Preferred Securities, described below, rank pari passu with each other with respect to dividends, payments under the Limited Guarantee and payments upon liquidation of the assets of ConAgra Capital.

          Series B Preferred Securities

               ConAgra Capital has $175,000,000  aggregate principal amount of its Series B Adjustable Rate Cumulative Preferred Securities (the "Series B Preferred Securities") outstanding entitled to cumulative preferential cash dividends equal to the highest of certain treasury bill rates. Dividends are payable monthly in arrears on the last day of each calendar month of each year, commencing June 30, 1994 and the dividend rate is adjusted quarterly. The dividend rate for the dividend periods ending December 31, 1994 and January 31 and February 28, 1995 will be 7.695% per annum. The Series B Preferred Securities are redeemable, at the option of ConAgra Capital (with ConAgra's consent), in whole or in part, from to time, on or after June 30, 1999 at $25.00 per security plus accumulated and unpaid dividends to the date of redemption ("Series B Applicable Price"), and will be redeemed at such price from the proceeds of any permanent repayment of the Series B Debentures issued by ConAgra to ConAgra Capital upon the loan to ConAgra of the proceeds from the sale of the Series B Preferred Securities. ConAgra may, at any time following a Tax Event occurring after June 1, 1994, cause ConAgra Capital (i) to exchange the Series B Preferred Securities for Series B Debentures or (ii) in certain circumstances relating to the nondeductibility of interest on the Series B Debentures, to redeem the Series B Preferred Securities at the Series B Applicable Price. The Series B Preferred Securities were sold on June 8, 1994, and are listed on the New York Stock Exchange.

          Dividends

               Dividends on the Preferred Securities will be cumulative. Cumulative dividends on any series of Preferred Securities will accrue from the date specified in the applicable Prospectus Supplement and will be payable monthly in arrears on the last day of each calendar month of each year, commencing on the date specified in the Prospectus Supplement relating to such series.

               The dividend applicable to the Preferred Securities of a particular series will be the fixed rate per annum specified in the Prospectus Supplement relating to such series or will be determined pursuant to the formula specified in such Prospectus Supplement. The amount of dividends payable for any full monthly dividend period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly dividend period, will be computed on the basis of the actual number of days elapsed in such period. ConAgra Capital may only pay dividends to the extent it has funds legally available to make such payments. See "Description of the Limited Guarantee" and "Description of the Debentures" below.

               Dividends on the Preferred Securities of any series will be declared by the Managing Members of ConAgra Capital to the extent that the Managing Members reasonably anticipate that at the time of payment ConAgra Capital will have, and must be paid by ConAgra Capital to the extent that at the time of proposed payment it has, (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that ConAgra Capital's funds will be limited to payments under the debentures (the "Debentures") issued by ConAgra that will evidence the loans to be made by ConAgra Capital to ConAgra of the proceeds of (i) Preferred Securities of each series and (ii) ConAgra Capital's Common Securities and related capital contributions. See "Description of the Debentures."

               Dividends declared on the Preferred Securities of any series will be payable to the record holders thereof as they appear on the register for the Preferred Securities of such series on the relevant record dates, which will be, unless otherwise specified in the Prospectus Supplement relating to each such series, one Business Day (as hereinafter defined) prior to the relevant payment dates. Subject to any applicable fiscal or other laws and regulations, each such payment will be made as described under "Book-Entry-Only Issuance; The Depository Trust Company" below. In the event that any date on which dividends are payable on the Preferred Securities of any series is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

               Except as described herein and in the Prospectus Supplement relating to the Preferred Securities of a particular series, holders of the Preferred Securities of any series will have no other right to participate in the profits of ConAgra Capital.

          Certain Restrictions on ConAgra Capital

               If dividends have not been paid in full on the Preferred Securities of any series, ConAgra Capital shall not:

                      (i) pay, or declare and set aside for payment, any dividends on the Preferred Securities of any other series or any other preferred securities in ConAgra Capital ranking pari passu with the Preferred Securities of such series as regards participation in profits of ConAgra Capital ("ConAgra Capital Dividend Parity Securities"), unless the amount of any dividends declared on any ConAgra Capital
               Dividend Parity Securities is paid on ConAgra Capital Dividend Parity Securities and the Preferred Securities of such series on a pro rata basis on the date such dividends are paid on such ConAgra Capital Dividend Parity Securities, so that

                         (x) (A)  the aggregate amount paid as dividends on
                    the Preferred Securities of such series bears to (B) the aggregate amount paid as dividends on ConAgra Capital Dividend Parity Securities the same ratio as

                         (y) (A) the aggregate of all accumulated arrears of unpaid dividends on the Preferred Securities of such series bears to (B) the aggregate of all accumulated arrears of unpaid dividends on ConAgra Capital Dividend Parity Securities;

                     (ii) pay, or declare and set aside for payment, any dividends on any securities in ConAgra Capital ranking junior to the Preferred Securities of such series as to dividends ("ConAgra Capital Dividend Junior Securities"); or

                    (iii)    redeem,  purchase  or  otherwise  acquire  any
               ConAgra  Capital  Dividend  Parity  Securities  or   ConAgra
               Capital Dividend Junior Securities;

          until, in each case, such time as all accumulated arrearages of unpaid dividends on the Preferred Securities of such series shall have been paid in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii), such payment, and in the case of clause (iii), the date of such redemption, purchase or other acquisition. So long as the Preferred Securities of any series are represented by one or more global certificates, dividends on such series of Preferred Securities shall have been paid in full with respect to any dividend payment date for such series when the amount of dividends payable on such date has been paid to The Depository Trust Company ("DTC"). See "Book-Entry-Only Issuance; The Depository Trust Company."

               ConAgra Capital may not consolidate, merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. ConAgra Capital may, for purposes of changing its state of domicile or avoiding tax consequences adverse to ConAgra or ConAgra Capital or holders of Preferred Securities, without the consent of the holders of the Preferred Securities of any series, consolidate or merge with or into a limited liability company or limited partnership organized as such under the laws of any state of the United States of America; provided that (i) such successor entity either (x) expressly assumes all of the obligations of ConAgra Capital under each series of Preferred

          Securities then outstanding or (y) substitutes for the Preferred Securities then outstanding other securities having substantially the same terms as the Preferred Securities then outstanding (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as senior as the respective Preferred Securities rank with respect to participation in the profits or assets of ConAgra Capital, (ii) ConAgra expressly acknowledges such successor as the holder of all of the Debentures relating to each series of Preferred Securities then outstanding, (iii) such merger or consolidation does not cause any series of Preferred Securities then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (iv) holders of outstanding Preferred Securities do not suffer any adverse tax consequences as a result of such merger or consolidation, (v) such merger or consolidation, does not cause any series of Preferred Securities to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (vi) following such merger or consolidation ConAgra and such successor limited liability company or limited partnership are in compliance with the Investment Company Act of 1940, as amended.

               The Managing Members are authorized and directed to conduct their affairs and to operate ConAgra Capital in such a way that ConAgra Capital would not be deemed to be an "investment company" for purposes of the Investment Company Act of 1940, as amended. In this connection, the Managing Members are authorized to take any action not inconsistent with applicable law, the Certificate or the Agreement which they determine in their discretion to be necessary or desirable for such purposes.

          Redemption and Exchange

               The Preferred Securities of a series will be redeemable at the option of ConAgra Capital and subject to the prior consent of ConAgra, in whole or in part from time to time, on or after the date specified in the Prospectus Supplement relating to such series, at the stated liquidation preference per security for such series, plus accumulated and unpaid dividends (whether or not declared) (the "Redemption Price") to the date fixed for redemption (the "Redemption Date"). The Preferred Securities of any series may also be redeemed at the option of ConAgra on such terms and conditions as may be set forth in the Prospectus Supplement relating to such series.

               In the event that fewer than all the outstanding Preferred Securities of a particular series are to be redeemed, except as described below, the Preferred Securities of such series to be redeemed will be selected as described under "Book-Entry-Only Issuance; The Depository Trust Company" below.

               The Preferred Securities of any series will also be redeemed at the Redemption Price with the proceeds from the repayment by ConAgra when due or prepayment by ConAgra as described under "Description of the Debentures -- Optional Prepayment" of the Debentures relating to such series, subject to the provisions in clause (iii) under "Certain Restrictions on ConAgra Capital" above. Notwithstanding the foregoing, the Preferred Securities of any series will not be redeemed when the Debentures relating to the Preferred Securities of such series are due if ConAgra elects to exchange such Debentures for new debentures or to repay such Debentures and reborrow the proceeds from such repayment nor will such Preferred Securities be redeemed if such Debentures are prepaid as described under "Description of the Debentures -- Optional Prepayment" and ConAgra elects to reborrow the proceeds from such prepayment; provided that ConAgra may not so elect to exchange any such Debentures or to reborrow the proceeds from any repayment or prepayment of such Debentures, unless at the time of each such exchange or reborrowing ConAgra Capital owns all of such Debentures and, as determined in the judgment of the Managing Members and ConAgra Capital's financial advisor (selected by the Managing Members and who shall be unaffiliated with ConAgra and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time new debentures are to be issued in connection with such exchange or reborrowing), (a) ConAgra is not bankrupt, insolvent or in liquidation, (b) no event of default or event which with the giving of notice or the passage of time would constitute an event of default on any debenture pertaining to Preferred Securities of any series has occurred and is continuing, (c) ConAgra has made timely payments on the repaid Debentures for the immediately preceding 18 months, (d) ConAgra Capital is not in arrears on payments of dividends on the Preferred Securities of such series, (e) there is then no present reason to believe ConAgra will be unable to make timely payment of principal and interest on such new debentures, (f) such new debentures are being issued on terms, and under circumstances, that are consistent with those which a lender would then require for a loan to an unrelated party, (g) such new debentures are being issued at a rate sufficient to provide payments equal to or greater than the amount of distributions required under the Preferred Securities of such series, (h) such new debentures are being issued for a term that is consistent with market circumstances and ConAgra's financial condition, (i) immediately prior to issuing such new debentures, the senior unsecured long-term debt of ConAgra is (or if no such debt is outstanding, would
          be) rated not less than BBB (or the equivalent) by Standard & Poor's Corporation and Baa1 (or the equivalent) by Moody's Investors Service, Inc. (or if either of such rating organizations is not then rating ConAgra's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and any subordinated unsecured long-term debt of ConAgra or, if there is no such debt then outstanding, the

          Preferred Securities of such series, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Service, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization" and (j) such new debentures will have a final maturity no later than the one hundredth anniversary of the issuance of the Preferred Securities of the first series issued.

               ConAgra shall have the right to cause ConAgra Capital at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Preferred Securities of any series at the Redemption Price for such series if ConAgra and ConAgra Capital have been advised by independent nationally recognized legal counsel that, as a result of any Tax Event as described in the following paragraph, there exists more than an insubstantial risk that ConAgra would be precluded from deducting the interest on the Debentures relating to the Preferred Securities of such series for federal income tax purposes even if the Preferred Securities of such series were exchanged for such Debentures as described in the following paragraph.

               In addition, ConAgra may cause ConAgra Capital at any time, upon not less than 30 nor more than 60 days' notice, to exchange the Preferred Securities of a series for Debentures relating to the Preferred Securities of such series having an aggregate principal amount and accrued and unpaid interest equal to the Redemption Price of such Preferred Securities and an interest rate thereon equal to the dividend rate on such Preferred Securities if ConAgra and ConAgra Capital have been advised by independent nationally recognized legal counsel that, as a result of any change, after the date of the Prospectus Supplement relating to the Preferred Securities of such series, in U.S. law (including the enactment or imminent enactment of any legislation, the publication of any judicial decisions or regulatory rulings or a change in the official position or in the interpretation of law or regulations)(a "Tax Event"), there exists more than an insubstantial risk that (i) ConAgra will be precluded from deducting the interest on the Debentures relating to such Preferred Securities for federal income tax purposes or
          (ii) ConAgra Capital is subject to federal income tax with respect to the interest received on such Debentures.

               After the date fixed for any such exchange, (i) the Preferred Securities of such series will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will exchange the global certificate or certificates representing such Preferred Securities for a registered global certificate or certificates representing the Debentures to be delivered upon such exchange and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent Debentures having a principal amount equal to the stated liquidation preference of such Preferred Securities until such certificates are presented to ConAgra Capital or its agent for exchange.

               ConAgra Capital may not redeem any Preferred Securities of any series unless all accumulated arrearages of unpaid dividends have been paid on all Preferred Securities of all series for all monthly dividend periods terminating on or prior to the date of redemption.

               If ConAgra Capital gives a notice of redemption in respect of Preferred Securities of a particular series, then, by 12:00 noon, New York time, on the applicable Redemption Date, ConAgra Capital will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders thereof. See "Book-Entry-Only Issuance; The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities of a series so called for redemption will cease, except the right of the holders of such securities to receive the Redemption Price, but without interest, and such securities will cease to be outstanding. In the event that any date on which any payment in respect of the redemption of Preferred Securities of any series is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities of any series is improperly withheld or refused and not paid either by ConAgra Capital or by ConAgra pursuant to the Limited Guarantee, dividends on such securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by ConAgra Capital for such securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

               Subject to the foregoing and applicable law (including, without limitation, U.S. federal securities laws) ConAgra or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities of any series by tender, in the open market or by private agreement.

          Liquidation Distribution

               In the event of any voluntary or involuntary liquidation, dissolution or winding up of ConAgra Capital, the holders of Preferred Securities of each series at the time outstanding will be entitled to receive out of the assets of ConAgra Capital legally available for distribution to securityholders, before any distribution of assets is made to holders of common securities of

          ConAgra Capital  or  any other  class  of securities  in  ConAgra
          Capital ranking junior to the Preferred Securities as regards participation in assets of ConAgra Capital, but together with the holders of Preferred Securities of any other series or any other preferred securities of ConAgra Capital outstanding ranking pari passu with the Preferred Securities as regards participation in the assets of ConAgra Capital ("ConAgra Capital Liquidation Parity Securities"), an amount equal, in the case of the holders of the Preferred Securities of such series, to the aggregate of the stated liquidation preference for Preferred Securities of such series as set forth in the Prospectus Supplement and all accumulated and unpaid dividends (whether or not declared) to the date of payment (the "Liquidation Distribution"). If, upon any such liquidation, the Liquidation Distributions can be paid only in part because ConAgra Capital has insufficient assets available to pay in full the aggregate Liquidation Distributions and the aggregate maximum liquidation distributions on ConAgra Capital Liquidation Parity Securities, then the amounts payable directly by ConAgra Capital on the Preferred Securities of such series and on such ConAgra Capital Liquidation Parity Securities shall be paid on a pro rata basis, so that

                         (i)(x) the aggregate amount paid as Liquidation Distributions on the Preferred Securities of such series bears to (y) the aggregate amount paid as liquidation distributions on ConAgra Capital Liquidation Parity Securities the same ratio as

                         (ii)(x) the aggregate Liquidation Distribution bears to (y) the aggregate maximum liquidation distributions on ConAgra Capital Liquidation Parity Securities.

               Pursuant to the Agreement, ConAgra Capital will automatically dissolve and be liquidated (i) when the period fixed for the life of ConAgra Capital expires, (ii) if the Managing Members by resolution require ConAgra Capital to be wound up and dissolved (subject to the voting rights of the holders of the Preferred Securities described in "Voting Rights") or (iii) upon the bankruptcy, insolvency or liquidation of either Managing Member.

          Voting Rights

               The holders of the Preferred Securities have no voting rights except as described herein or in the applicable Prospectus Supplement. If (i) ConAgra Capital fails to pay dividends in full on the Preferred Securities of any series for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Debentures) occurs and is continuing on the Debentures; or
          (iii)  ConAgra is  in  default on  any of  its  payment or  other obligations under the Limited Guarantee (as described under "Description of the Limited Guarantee -- Certain Covenants of ConAgra"), then the holders of a majority in stated liquidation preference of the outstanding Preferred Securities of such series, together with the holders of any other preferred securities in ConAgra Capital having the right to vote for the appointment of a trustee in such event, acting as a single class, will be entitled to appoint and authorize a trustee to enforce ConAgra Capital's rights under the Debentures against ConAgra, enforce the obligations undertaken by ConAgra under the Limited Guarantee and declare and pay dividends on the Preferred Securities of such series. For purposes of determining whether ConAgra Capital has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are declared and paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a trustee arises, the Managing Members will convene a meeting for the above purpose. If the Managing Members fail to convene such meeting within such 30-day period, the holders of 10% in stated liquidation preference of the outstanding Preferred Securities of such series and such other preferred securities will be entitled to convene such meeting. The provisions of the Agreement relating to the convening and conduct of meetings of securityholders will apply with respect to any such meeting. Any trustee so appointed shall vacate office immediately, subject to the terms of such other preferred securities, if ConAgra Capital shall have paid in full all accumulated and unpaid dividends on the Preferred Securities of such series or such default or breach by ConAgra shall have been cured.

               If any resolution is proposed for adoption by the securityholders of ConAgra Capital providing for, or the Managing Members propose to take any action to effect, (x) any variation or abrogation of the rights, preferences and privileges of the Preferred Securities of any series by way of amendment of the Agreement or otherwise (including, without limitation, the authorization or issuance of any securities in ConAgra Capital ranking, as to participation in the profits or assets of ConAgra Capital, senior to the Preferred Securities) which variation or abrogation adversely affects the holders of Preferred Securities of such series, (y) the liquidation, dissolution or winding up of ConAgra Capital or (z) the commencement of any bankruptcy, insolvency, reorganization or other similar proceeding involving ConAgra Capital in the United States or any state thereof, then the holders of outstanding Preferred Securities of such series (and, in the case of a resolution described in clause (x) above which would adversely affect the rights, preferences or privileges of any ConAgra Capital Dividend Parity Securities or any ConAgra Capital Liquidation Parity Securities, such ConAgra Capital Dividend Parity Securities or such ConAgra Capital Liquidation Parity Securities, as the case may be, or, in the case of any resolution described in clause (y) above, all ConAgra Capital Liquidation Parity Securities or, in the case of any resolution described in clause (z) above, other than holders of any Preferred Securities of such series that are also creditors of ConAgra or any of its subsidiaries) will be entitled to vote together as a class on such resolution or action of the Managing Members (but not any other resolution or action) and such resolution or action shall not be effective except with the approval of the holders of 66 2/3% in stated liquidation preference of such outstanding securities (or, under certain circumstances, 100% in stated liquidation preference of such outstanding securities); provided, however, that no such approval shall be required under clauses (y) and (z) if the liquidation, dissolution or winding up of ConAgra Capital is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the liquidation, dissolution, or winding up of either of the Managing Members.

               The rights attached to the Preferred Securities of any series will be deemed not to be varied by the creation or issue of, and no vote will be required for the creation or issue of, any further securities in ConAgra Capital ranking pari passu with or junior to the Preferred Securities of any series with regard to participation in the profits or assets of ConAgra Capital.

               Any required approval of holders of Preferred Securities may be given at a separate meeting of such holders convened for such purpose or at a meeting of securityholders of ConAgra Capital or pursuant to written consent. ConAgra Capital will cause a notice of any meeting at which holders of the Preferred Securities of a series are entitled to vote, or of any matter upon which action may be taken by written consent of such holders, to be mailed to each holder of record of the Preferred Securities of such series. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

               Notwithstanding that holders of Preferred Securities of any series are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities of any series that are owned by ConAgra or any entity owned more than 50% by ConAgra, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

          Book-Entry-Only Issuance; The Depository Trust Company

               DTC, New York, New York, will act as securities depository for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully-registered global Preferred Securities certificates will be issued for each series of Preferred Securities, representing all of the Preferred Securities of such series, and will be deposited with DTC.

               DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

               Purchases of Preferred Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

               To facilitate subsequent transfers, all Preferred Securities deposited by Participants with DTC are registered in the name of Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               Redemption notices will be sent to Cede & Co. If less then all of the Preferred Securities of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

               Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC mails an Omnibus Proxy to ConAgra Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

               Dividend payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, ConAgra Capital or ConAgra, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC will be the responsibility of ConAgra Capital, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to the Beneficial Owners will be responsibility of Direct and Indirect Participants.

               DTC may discontinue providing its services as securities depository with respect to the Preferred Securities of any series at any time by giving reasonable notice to ConAgra Capital and ConAgra. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Securities certificates for such series are required to be printed and delivered.

               The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that ConAgra

          Capital believes to be reliable, but neither ConAgra Capital nor ConAgra takes responsibility for the accuracy thereof.

          Registrar, Transfer Agent and Paying Agent

               Chemical Bank will act as registrar, transfer agent and paying agent for the Preferred Securities.

               Registration of transfers of Preferred Securities of any series will be effected without charge by or on behalf of ConAgra Capital, but upon payment (with the giving of such indemnity as ConAgra Capital or ConAgra may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

               ConAgra Capital will not be required to register or cause to be registered the transfer of Preferred Securities of a particular series after such Preferred Securities have been called for redemption.

          Miscellaneous

               The Preferred Securities are not subject to any sinking fund
          provisions.   Holders of Preferred Securities  of any series have
          no preemptive rights.

               ConAgra and ConAgra Capital have entered into an agreement (the "Expense Agreement") pursuant to which ConAgra agrees to guarantee the payment of any liabilities incurred by ConAgra Capital other than obligations to holders of Preferred Securities, which are separately guaranteed to the extent set forth in the Limited Guarantee. See "Description of the Limited Guarantee." The Expense Agreement expressly provides that it is for the benefit of, and is enforceable by, third parties to whom ConAgra Capital owes such obligations. A copy of the Expense Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


                         DESCRIPTION OF THE LIMITED GUARANTEE

               Set  forth below  is  condensed  information concerning  the limited guarantee (the "Limited Guarantee") executed and delivered by ConAgra for the benefit of the holders from time to time of Preferred Securities. This summary contains all material information concerning the Limited Guarantee but does not purport to be complete. References to provisions of the Limited Guarantee are qualified in their entirety by reference to the text of the Limited Guarantee, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

          General

               ConAgra has irrevocably and unconditionally agreed, to the extent set forth herein, to pay in full, to the holders of the Preferred Securities of any series, the Guarantee Payments (as defined below) (except to the extent paid by ConAgra Capital), as and when due, regardless of any defense, right of set-off or counterclaim which ConAgra Capital may have or assert. The following payments to the extent not paid by ConAgra Capital (the "Guarantee Payments") will be subject to the Limited Guarantee (without duplication): (i) any accumulated and unpaid dividends which have been theretofore declared on the Preferred Securities of such series out of funds legally available therefor, (ii) the redemption price (including all accumulated unpaid dividends) payable out of funds legally available therefor with respect to Preferred Securities of any series called for redemption by ConAgra Capital and (iii) upon the liquidation of ConAgra Capital, the lesser of (a) the aggregate of the stated
          liquidation preference and all accumulated and unpaid dividends (whether or not declared) to the date of payment and (b) the amount of assets of ConAgra Capital legally available for distribution to holders of Preferred Securities of such series in liquidation. ConAgra's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by ConAgra to the holders of Preferred Securities of any series or by causing ConAgra Capital to pay such amounts to such holders.

          Certain Covenants of ConAgra

               In the Limited Guarantee, ConAgra covenants that, so long as any Preferred Securities of any series remain outstanding, neither ConAgra nor any majority owned subsidiary of ConAgra will declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ConAgra's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Limited Guarantee, payments to redeem common share purchase rights under ConAgra's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future), if at such time ConAgra will be in default with respect to its payment or other obligations under the Limited Guarantee or the Expense Agreement or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Debentures then outstanding.

               In the Limited Guarantee, ConAgra also covenants that, so long as Preferred Securities of any series remain outstanding, it will (i) not cause or permit any Common Securities of ConAgra Capital to be transferred, (ii) maintain direct or indirect 100% ownership of all outstanding securities of ConAgra Capital other than the Preferred Securities and any other securities permitted to be issued by ConAgra Capital that would not cause it to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of ConAgra Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of ConAgra Capital to be represented by Common Securities, (iv) not voluntarily dissolve, windup or liquidate ConAgra Capital or either of the Managing Members, (v) cause the Subsidiaries to remain the Managing Members of ConAgra Capital and timely perform all of their respective duties as Managing Members of ConAgra Capital and (vi) use reasonable efforts to cause ConAgra Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that ConAgra may permit ConAgra Capital to consolidate or merge with or into another limited liability company or limited partnership as described above under "Description of Preferred Securities -- Certain Restrictions on ConAgra Capital" so long as ConAgra agrees to comply with the covenants described in clauses (i) through (vi) above with respect to such successor limited liability company or limited partnership.

          Amendments and Assignment

               Except with respect to any changes which do not adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Limited Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in stated liquidation preference of all Preferred Securities of all series then outstanding. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Limited Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ConAgra and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

          Termination of the Limited Guarantee

               The Limited Guarantee will terminate and be of no further force and effect as to any series of Preferred Securities upon full payment of the Redemption Price of all Preferred Securities of such series or upon the retirement of all Preferred Securities of such series, and shall terminate completely upon full payment of the amounts payable upon liquidation of ConAgra Capital. The Limited Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of any series must restore payment of any sums paid under the Preferred Securities of such series or the Limited Guarantee.

          Status of the Limited Guarantee

               The Limited Guarantee constitutes an unsecured obligation of ConAgra and ranks (i) subordinate and junior in right of payment to all other liabilities of ConAgra, (ii) pari passu with the most senior preferred stock now or hereafter issued by ConAgra and with any guarantee now or hereafter entered into by ConAgra in respect of any preferred or preference stock of any affiliate of ConAgra and (iii) senior to ConAgra's common stock. For purposes of clause (ii), pari passu means that any payments to which beneficiaries of the Limited Guarantee are entitled must be shared with holders of any preferred or preference stock to which the Limited Guarantee is stated to be pari passu ("Pari Passu Stock") to the same extent as would be required under applicable law if instead the Limited Guarantee constituted a class of preferred or preference stock of ConAgra ranking pari passu with such Pari Passu Stock as to such payments.

               The Limited Guarantee constitutes a guarantee of payment and not of collection. Accordingly, a holder of Preferred Securities may enforce the Limited Guarantee directly against ConAgra, and ConAgra will waive any right or remedy to require that any action be brought against ConAgra Capital or any other person or entity before proceeding against ConAgra. The Limited Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by ConAgra Capital.

               Since ConAgra  is a holding  company, the rights  of ConAgra and hence the rights of creditors of ConAgra (including the rights of holders of Preferred Securities under the Limited Guarantee), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ConAgra itself as a creditor of the subsidiary may be recognized.

          Governing Law

               The Limited Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                            DESCRIPTION OF THE DEBENTURES

               Set  forth  below is  condensed  information concerning  the
          Debentures that will evidence the loans to be made by ConAgra Capital to ConAgra of the proceeds of (i) Preferred Securities of each series and (ii) ConAgra Capital's Common Securities and related capital contributions ("Common Securities Payments"). See "Description of the Indentures" for a summary of the material provisions of the subordinated indenture dated March 10, 1994 between ConAgra and First Trust National Association as Trustee (the "Subordinated Indenture"). References to provisions of the Subordinated Indenture are qualified in their entirety by reference to the text of the Subordinated Indenture, which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. All Debentures will be issued under the Subordinated Indenture. As of the date of this Prospectus, ConAgra had $100,000,000 of Series A Debentures, $26,600,000 Series AA Debentures, $175,000,000 Series

          B Debentures and $46,519,000 of Series BB Debentures outstanding under the Subordinated Indenture.

          General

               The aggregate dollar amount of the Debentures relating to Preferred Securities of any series will be set forth in the Prospectus Supplement for such series and will be equal to the aggregate liquidation preference of the Preferred Securities of such series, together with the related Common Interest Payments.

               The  entire principal amount  of the Debentures  relating to
          Preferred Securities of any series will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as herein defined) if any, on the earliest of (i) the date that is the fortyninth anniversary of the issuance of the Preferred Securities of such series, subject to ConAgra's right to exchange such Debentures for new debentures or reborrow the proceeds from the repayment of such Debentures upon the terms and subject to the conditions set forth under "Description of Preferred Securities -- Redemption" or (ii) the date upon which ConAgra Capital is dissolved, wound up or liquidated.

          Mandatory Prepayment

               If ConAgra Capital redeems Preferred Securities of any series in accordance with the terms thereof, the Debentures relating to such series will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Preferred Securities of such series so redeemed (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid). Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as ConAgra Capital and ConAgra shall agree.

          Optional Prepayment

               ConAgra has the right to prepay the Debentures relating to Preferred Securities of a series, without premium or penalty, in whole or in part (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid) at any time following the date, if any, set forth in the Prospectus Supplement for such series.

          Interest

               The Debentures relating to Preferred Securities of a series shall bear interest at the fixed annual rate set forth in the Prospectus Supplement for such series, or shall bear interest in the manner otherwise specified in such Prospectus Supplement, in each case accruing from the date they are issued until maturity.

          Such interest shall be payable monthly on the last day of each calendar month, commencing on the date specified in the Prospectus Supplement relating to such series. In the event that any date on which interest is payable on such Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable for any full monthly interest period will be computed on the basis of twelve 30-day months and a 360-day year, and, for any period shorter than a full monthly interest period, will be computed on the basis of the actual number of days elapsed in such period.

          Option to Extend Interest Payment Period

               ConAgra shall have the right at any time or times during the term of the Debentures relating to Preferred Securities of a series, so long as ConAgra is not in default in the payment of interest under the Debentures, to extend the interest payment period up to 18 months, at the end of which period ConAgra will pay all interest then accrued and unpaid (together with interest on each monthly installment of interest at the rate used to compute such monthly installment to the extent permitted by applicable law); provided further that, during any such extended interest period, neither ConAgra nor any majority owned subsidiary of ConAgra shall pay or declare any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than payments to redeem common share purchase rights under ConAgra's shareholder rights plan dated July 10, 1986, as amended, or to declare a dividend of similar share purchase rights in the future); and provided further that any such extended interest period may only be selected with respect to any Debenture if an extended interest period of identical length is simultaneously selected for all Debentures. Prior to the termination of any such extended interest payment period ConAgra may further extend the interest payment period; provided that such extended interest payment period, together with all such further extensions thereof, may not exceed 18 months. Following the termination of any extended interest payment period, if ConAgra has paid all accrued and unpaid interest required by the Debentures for such period, then ConAgra shall have the right to again extend the interest payment period up to 18 months as herein described. ConAgra shall give ConAgra Capital notice of its selection of such extended interest payment period one Business Day prior to the earlier of (i) the date ConAgra Capital declares the related dividend or (ii) the date ConAgra Capital is required to give notice of the record or payment date of such related dividend to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than two Business Days prior to such record date. ConAgra will cause ConAgra Capital to give such notice of ConAgra's selection of such extended interest payment period to the holders of the Preferred Securities.

          Additional Interest

               In  addition, if  at  any  time following  the  date of  the
          Prospectus Supplement relating to the Preferred Securities of a series, ConAgra Capital shall be required to pay, with respect to its income derived from the interest payments on the Debentures relating to the Preferred Securities of such series, any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, ConAgra will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by ConAgra Capital after the payment of such taxes, duties, assessments or governmental charges shall result in ConAgra Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

          Method and Date of Payment

               Each payment by ConAgra of principal and interest (including Additional Interest, if any) on the Debentures shall be made to ConAgra Capital in lawful money of the United States. Such interest shall be payable monthly on the last day (an "Interest Payment Date") of each calendar month commencing on the day specified in the applicable Prospectus Supplement following issuance of the Debentures to the holder or holders of the Debentures on the relevant record date (each, a "Record Date"), which shall be one Business Day prior to the relevant Interest Payment Date. If the Interest Payment Date is not a Business Day, then payment of the interest payable on such day will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and the Record Date for such Interest Payment Date shall be one Business Day prior to the date on which payment is to be made), in each case with the same force and effect as if made on such date.

          Set-off

               Notwithstanding anything to the contrary in the Subordinated Indenture or Debentures, ConAgra shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent ConAgra has theretofore made, or is concurrently on thedate ofsuch paymentmaking, apayment underthe LimitedGuarantee.

          Subordination

               The Subordinated Indenture provides that ConAgra and the holders of the Debentures (including ConAgra Capital) covenant and agree (and each holder of Preferred Securities by acceptance thereof agrees) that each of the Debentures is subordinate and junior in right of payment to all Senior Indebtedness as provided in the Subordinated Indenture. The Subordinated Indenture defines "Senior Indebtedness" as obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Indenture) of, or guaranteed or assumed by, ConAgra for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Debentures)), or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date of the Subordinated Indenture or subsequently incurred by ConAgra.

               In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, or any proceedings for liquidation, dissolution or other winding up of ConAgra or a substantial part of its property, whether or not involving insolvency or bankruptcy, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal (or premium, if any) or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of or the accrued interest on the Debentures shall have been declared due and payable upon an Event of Default and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Debentures are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by the Debentures.

               Since ConAgra is a holding company, the rights of ConAgra and hence the rights of creditors of ConAgra (including the rights of holders of the Debentures), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ConAgra itself as a creditor of the subsidiary may be recognized.

          Covenants

               In the Debentures, ConAgra covenants that, so long as any Preferred Securities of any series remain outstanding, neither ConAgra nor any majority owned subsidiary of ConAgra will declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ConAgra's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Limited Guarantee, payments to redeem common share purchase rights under ConAgra's shareholder rights plan dated July 10, 1986, as amended, or the declaration of a dividend of similar share purchase rights in the future) if at such time ConAgra will be in default with respect to its payment or other obligations under the Limited Guarantee or the Expense Agreement or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Debentures.

               In the Debentures, ConAgra also covenants that, so long as Preferred Securities of any series remain outstanding, it will
          (i) not cause or permit any Common Securities of ConAgra Capital to be transferred, (ii) maintain direct or indirect ownership of all outstanding securities in ConAgra Capital other than the Preferred Securities and any other securities permitted to be issued by ConAgra Capital that would not cause it to become an "investment company" under the Investment Company Act of 1940, as amended, (iii) cause at least 21% of the total value of ConAgra Capital and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of ConAgra Capital to be represented by Common Securities, (iv) not voluntarily dissolve, windup or liquidate ConAgra Capital or either of the Managing Members, (v) cause the Subsidiaries to remain the Managing Members of ConAgra Capital and timely perform all of their respective duties as Managing Members of ConAgra Capital, and
          (vi) use reasonable efforts to cause ConAgra Capital to remain a limited liability company and otherwise continue to be treated as a partnership for U.S. federal income tax purposes; provided that ConAgra may permit ConAgra Capital to consolidate or merge with or into another limited liability company as described above under "Description of Preferred Securities -- Certain Restrictions on ConAgra Capital" so long as ConAgra agrees to comply with the covenants described in clauses (i) through (vi) above with respect to such successor limited liability company.

               So long as ConAgra Capital holds the Debentures of any series, it may not waive compliance or waive any default in compliance by ConAgra of any covenant or other term in the Debentures of any series or the Subordinated Indenture without the approval of the same percentage of the holders of Preferred Securities of such series, obtained in the same manner, as would be required for an amendment of such Debentures to the same effect.

          Events of Default

               If one or more of the following events (each an "Event of Default") shall occur and be continuing:

                    (a) ConAgra shall fail to pay when due any interest, including any Additional Interest, under the Debentures of any series and such default shall continue for 30 days (whether or not payment is prohibited by the provisions described above under "Subordination" or otherwise); provided that a valid extension of the interest payment period by ConAgra shall not constitute a default in the payment of interest for this purpose;

                    (b) ConAgra shall fail to pay when due any principal under the Debentures of any series (whether or not payment is prohibited by the provisions described above under "Subordination" or otherwise);

                    (c) ConAgra shall fail to perform or observe any other term, covenant or agreement contained in the Debentures of any series for a period of 90 days after written notice thereof, as provided in the Subordinated Indenture;

                    (d) the dissolution, winding up or liquidation of ConAgra Capital; or

                    (e)  certain  events   of  bankruptcy,   insolvency  or
               reorganization of ConAgra Capital or ConAgra;

          then ConAgra Capital has the right to declare the principal of and the interest on the Debentures (including any Additional Interest and any interest subject to an extension election) and any other amounts payable under the Debentures to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures. No Debentures may be so accelerated by ConAgra Capital unless all Debentures are so accelerated. Under the terms of the Preferred Securities, the holders of outstanding Preferred Securities have the rights referred to under "Description of Preferred Securities -- Voting Rights," including the right to appoint a trustee, which trustee shall be authorized to exercise ConAgra Capital's right to accelerate the principal amount of the Debentures and to enforce ConAgra Capital's other creditor rights under the Debentures; provided that any trustee so appointed shall vacate office immediately if any such Event of Default shall have been cured by ConAgra. In addition, in the event ConAgra fails to pay any principal or interest under the Debentures of any series when due, holders of Preferred Securities shall, under certain circumstances, be entitled to enforce ConAgra Capital's right to receive such payments under all Debentures then outstanding directly against ConAgra.

          Governing Law

               The Debentures and Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York.

          Miscellaneous

               ConAgra has the right at all times to assign any of its rights or obligations under the Debentures to a direct or indirect wholly owned subsidiary of ConAgra; provided that, in the event of any such assignment, ConAgra shall remain jointly and severally liable for all such obligations; and provided further that ConAgra shall have received an opinion of nationally recognized tax counsel that such assignment shall not constitute a taxable event to the holders of Preferred Securities for federal income tax purposes. ConAgra Capital may not assign any of its rights under the Debentures without the prior written consent of ConAgra. Subject to the foregoing, the Debentures are binding upon and inure to the benefit of ConAgra and ConAgra Capital and their respective successors and assigns. The Debentures may not otherwise be assigned by ConAgra or ConAgra Capital, except as described above under "Description of Preferred Securities -- Certain Restrictions on ConAgra Capital." Any assignment by ConAgra or ConAgra Capital in contravention of these provisions will be null and void.

               The Subordinated Indenture provides that ConAgra may consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation, provided that such successor corporation expressly assumes all obligations of ConAgra under the Subordinated Indenture and certain other conditions are met.

               The Debentures may be amended by mutual consent of ConAgra and the holders thereof in the manner the parties shall agree; provided that, so long as any of the Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of Preferred Securities then outstanding, and no termination of the Debentures shall occur, without the prior consent of the holders of not less than 66 2/3% in stated liquidation preference of all Preferred Securities then outstanding (or, under certain circumstances, 100% in stated liquidation preference of all Preferred Securities then outstanding), unless and until the Debentures and all accrued and unpaid interest thereon (including Additional Interest, if any) shall have been paid in full.

                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

               The following discussion is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities and the ownership and disposition of Debentures received by holders of the Preferred Securities. The summary is based upon the advice of Davis Polk
          & Wardwell, special United States tax counsel, with respect to United States federal income taxes. It deals only with Preferred Securities and Debentures held as capital assets by initial purchasers who acquire the Preferred Securities at the original offering price, and not with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities and Debentures as a hedge or hedge against currency risks or as part of a straddle, or persons whose functional currency is not the U.S. dollar. This summary is based on tax laws in effect in the United States, regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). This summary deals only with holders who purchase Preferred Securities of any series, and is subject to additional discussion of material United States federal income tax consequences that may appear in a Prospectus Supplement delivered in connection with a particular series of Preferred Securities.


               PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES AND THE OWNERSHIP AND DISPOSITION OF THE DEBENTURES, INCLUDING THE EFFECT OF ANY STATE OR LOCAL TAX LAWS.


          Income from the Preferred Securities

               ConAgra Capital will be treated as a partnership for federal income tax purposes. Each holder of Preferred Securities (a "Securityholder") will be required to include in gross income the Securityholder's distributive share (which is allocated monthly) of ConAgra Capital's net income, which will generally be equal to the amount of interest received or accrued on the Debentures (see below under "Potential Extension of Payment Period"). Any amount so included in a Securityholder's gross income will increase its tax basis in the Preferred Securities, and the amount of cash dividends to the Securityholder will reduce its tax basis in the Preferred Securities. No portion of the amounts received on a Preferred Securities will be eligible for the dividends received deduction.

               ConAgra Capital does not presently intend to make an election under section 754 of the Internal Revenue Code of 1986, as amended. As a result, a subsequent purchaser of Preferred Securities will not be permitted to adjust its taxable income from ConAgra Capital to reflect any difference between its purchase price for the Preferred Securities and ConAgra Capital's underlying tax basis for its assets.

          Sale, Exchange or Redemption of the Preferred Securities

               Gain or loss will be recognized on a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of all of a Securityholder's Preferred Securities) equal to the difference between the amount realized and the Securityholder's tax basis in the Preferred Securities disposed of. In the case of a cash distribution in partial redemption of a Securityholder's Preferred Securities, no loss will be recognized, the Securityholder's tax basis in the
          Preferred Securities will be reduced by the amount of the distribution, and the Securityholder will recognize gain to the extent, if any, that the amount of the distribution exceeds its tax basis in the Preferred Securities. Gain or loss recognized by a Securityholder on the sale or exchange of Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss although under certain circumstances Securityholders other than initial purchasers who acquire the Preferred Securities at the original offering price may be required to treat a portion of the proceeds realized upon disposition as ordinary income.

          Potential    Extension   of   Payment   Period   --   Effect   on
          Securityholders

               Under the terms of any  Debenture evidencing a loan that may be made from the proceeds of the issuance of Preferred Securities, ConAgra may be permitted to extend the interest payment period up to 18 months. The Debentures will, therefore, be treated as issued at an "original issue discount" under Treasury Regulations if the interest payment period of such Debentures can be extended by ConAgra. The likelihood of extension of the payment period is, in the view of ConAgra Capital and ConAgra, remote because ConAgra may not declare dividends on any shares of its preferred or common stock in the event that ConAgra exercises its right to extend the interest payment period. However, in the event that the payment period is extended, ConAgra Capital will continue to accrue income, equal to the amount of the interest payment due at the end of the extended payment period, over the length of the extended payment period.

               Accrued income will be allocated, but not distributed, to holders of record on the last day of each calendar month. As a result, beneficial owners during an extended interest payment period will include interest in gross income in advance of the receipt of cash and any such holders who dispose of Preferred Securities prior to the record date for the payment of dividends following such extended interest payment period will include interest in gross income but will not receive from ConAgra Capital any cash related thereto. The tax basis of a Preferred Securities will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when such holders of record subsequently receive cash from ConAgra Capital.

          Exchange of the Preferred Securities for Debentures of ConAgra

               Under certain circumstances as described under the caption "Description of the Preferred Securities -- Redemption and Exchange" in this Prospectus, ConAgra Capital may distribute the Debentures relating to Preferred Securities of a series in exchange for the Preferred Securities. Such an exchange will be treated as a non-taxable exchange to each Securityholder whose only interest in ConAgra Capital is Preferred Securities of such series and will result in such Securityholder receiving an aggregate tax basis in the Debentures relating to the Preferred Securities of such series equal to such Securityholder's aggregate tax basis in its Preferred Securities. Such Securityholder's holding period in the Debentures so received in exchange for Preferred Securities will include the period for which the Preferred Securities were held by the Securityholder.

          Income on the Debentures

               As discussed above, the Debentures will be treated as issued at an original issue discount if ConAgra is permitted to extend the interest payment period under the terms of such Debentures. Thus, after the exchange of Preferred Securities for Debentures, holders of the Debentures will be required to include the daily portions of the interest on the Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of the interest. The holder's tax basis in the Debentures will be increased by accrued interest previously included as income by the holder. Periodic payments of interest, however, will not be included in income; instead, such amounts will reduce the holder's tax basis in the Debentures.

          Sale, Exchange or Retirement of Debentures

               Upon the sale, exchange or retirement of a Debenture, a holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the Debenture. Subject to the following discussion concerning market discount and bond premium, such gain or loss will be capital gain or loss.

               Holders other than initial purchasers who acquire the Preferred Securities at the original offering price may be considered to have acquired the Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their own tax advisors as to the income tax consequences of the ownership and disposition of the Debentures.

          United States Alien Holders

               For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

               Under present United States federal income tax law:

                    (i) payments by ConAgra Capital or any of its paying agents to any holder of a Preferred Securities or to any holder of a Debenture who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that (a) the beneficial owner thereof does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of ConAgra entitled to vote, (b) the beneficial owner is not a controlled foreign corporation that is related to ConAgra through stock ownership, and (c) either (A) the beneficial owner certifies to ConAgra Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Securities or Debenture certifies to ConAgra Capital or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes ConAgra Capital or its agent with a copy thereof; and

                   (ii) a United States Alien Holder of a Preferred Securities or Debenture will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of Preferred Securities or Debentures.

          ConAgra Capital Information Returns

               Within 90 days after the close of every taxable year of ConAgra Capital, the Managing Members of ConAgra Capital will furnish each holder of the Preferred Securities with a Schedule K-1 setting forth such Securityholder's allocable share of income for ConAgra Capital's taxable year.

               Any person who holds Preferred Securities as a nominee for another person is required to furnish to ConAgra Capital (a) the name, address and taxpayer identification number of the beneficial owners and the nominee; (b) notice of whether each beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity; (c) the amount and description of Preferred Securities held, acquired or transferred for the beneficial owners; and (d) certain information including the dates of acquisitions and transfers, methods of acquisition and the costs thereof, as well as net proceeds from transfers. Brokers and financial institutions are required to furnish additional information, including whether they are a United States person and certain information on Preferred Securities they acquire, hold or transfer for their own account. A penalty of $50 is imposed for each failure to report the above information to ConAgra Capital, up to a maximum of $100,000 per calendar year for all failures.


                            DESCRIPTION OF THE INDENTURES

               The Debt Securities are to be issued under either (i) an indenture (the "Senior Indenture"), dated as of October 8, 1990, between ConAgra and The Chase Manhattan Bank (National Association), as trustee, a copy of which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part, or (ii) the Subordinated Indenture, as supplemented by the First Supplemental Indenture dated April 20, 1994, Second Supplemental Indenture dated April 20, 1994, Third Supplemental Indenture dated June 1, 1994 and Fourth Supplemental Indenture dated June 1, 1994, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of each Indenture are the same in all material respects, except as described below. The following is a summary of certain provisions of each Indenture and does not purport to be complete. Reference is made to each Indenture for a complete statement of such provisions. Certain capitalized terms used below are defined in each Indenture and have the meanings given them in each Indenture. Section references are to each Indenture. Wherever particular sections or defined terms of each Indenture are referred to, such sections or defined terms are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

               The Prospectus Supplement will contain any additional or revised information with respect to the senior and subordinated debt outstanding as of the date of the Prospectus Supplement.

          General

               The  Indentures do not limit the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant Prospectus Supplement. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu with all other unsecured and unsubordinated obligations of ConAgra. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Indebtedness of ConAgra (see "Subordination").

               Reference is made to the Prospectus Supplement for the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities and are not set forth herein) offered pursuant thereto (the "Offered Debt Securities"):
          (i) designation, aggregate principal amount, purchase price and denomination; (ii) currency or currency units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iii) the date of maturity; (iv) interest rate or rates (or method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption or sinking fund provisions;
          (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form and, if Offered Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Offered Debt Securities in bearer form; (ix) whether and under what circumstances ConAgra will pay additional amounts on Offered Debt Securities held by a person which is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether ConAgra will have the option to redeem such Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to Offered Debt Securities, and any terms which may be required by or advisable under United States laws or regulations.

               Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

               Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

               Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

               The Indentures contain no covenants or other specific provisions to afford protection to holders of the Debt Securities in the event of a highly leveraged transaction or a change in control of ConAgra, except to the limited extent (i) described under "Limitations on Liens", "Limitation on Sale and Lease-Back Transactions" and "Consolidation, Merger, Conveyance or Transfer" below with respect to the Senior Indenture and (ii) described under "Consolidation, Merger, Conveyance or Transfer" below with respect to the Subordinated Indenture. Such covenants or provisions are not subject to waiver by ConAgra's Board of Directors without the consent of the holders of not less than a majority in principal amount of Debt Securities of each series as described under "Modification of Indenture" below.

          Registered Global Securities

               The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such cases, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

               The  specific  terms  of  the  depositary  arrangement  with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. ConAgra anticipates that the following provisions will apply to all depositary arrangements.

               Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities or by ConAgra if such Debt Securities are offered and sold directly by ConAgra. Ownership of beneficial interest in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

               So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the respective Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the respective Indenture.

               Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of ConAgra, the Trustee under the respective Indenture or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               ConAgra  expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. ConAgra also expects that payments by participants to owners of beneficial interest in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form registered in "street names," and will be the responsibility of such participants.

               If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by ConAgra within ninety days or an Event of Default has occurred and is continuing with respect to such Debt Securities, ConAgra will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, ConAgra may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Registered Global Securities or Securities representing such Debt Securities.

               Further, if ConAgra so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Securities representing such Debt Securities may, on terms acceptable to ConAgra and the Depositary for such Registered Global Securities, receive such Debt Securities in definitive form. In any such instance, an owner of a beneficial interest in such a Registered Global Securities will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will, except as set forth in the applicable Prospectus Supplement, be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only without coupons.

          Certain Covenants of ConAgra in the Senior Indenture

               The  following  restrictions  apply  to  the   Offered  Debt
          Securities  issued   under  the   Senior  Indenture   unless  the
          Prospectus Supplement provides otherwise.

               Limitations on Liens

               The Senior Indenture states that, unless the terms of any series of Debt Securities provide otherwise, ConAgra will not and will not permit any Consolidated Subsidiary to issue, assume or guarantee any indebtedness for money borrowed ("Secured Indebtedness") secured by a mortgage, pledge security interest or other lien (a "Lien") upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns Principal Property unless (a) ConAgra makes effective provision whereby the Offered Debt Securities shall be secured by such Lien equally and ratably with any and all other obligations and indebtedness thereby secured, or (b) the aggregate amount of all such Secured Indebtedness of ConAgra and its Consolidated Subsidiaries, together with all Attributable Debt (as defined in the Indenture) in respect of Sale and Lease-Back Transactions existing at such time (with the exception of transactions which are not subject to the limitation described in "Limitation on Sale and Lease-Back Transactions" below), would not exceed 10% of the net tangible assets (as defined in the Indenture) of ConAgra and the Consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of ConAgra.

               Such limitation will not apply to (a) any Lien existing on any Principal Property at the date of the Indenture, (b) any Lien created by a Consolidated Subsidiary in favor of ConAgra or any wholly-owned Consolidated Subsidiary, (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary or at the time such corporation is merged or consolidated with or into ConAgra or a Consolidated Subsidiary, (d) any lien on any asset existing at the time of acquisition thereof, (e) any lien on any asset securing Secured Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset, if such Lien attaches to such asset concurrently with or without 180 days after the acquisition or improvement thereof, (f) any Lien incurred in connection with pollution control, industrial revenue or any similar financing or (g) any refinancing, extension, renewal or replacement of any of the Liens described in this paragraph if the principal amount of the Secured Indebtedness secured thereby is not increased and is not secured by any additional assets.

               The Senior Indenture defines the term "Principal Property" to mean, as of any date, any building structure or other facility together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by ConAgra or any Consolidated Subsidiary, and in each case the net book value of which as of such date exceeds 2% of the net tangible assets (as defined in the Indenture) of ConAgra and the Consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of ConAgra, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of ConAgra, is not of material importance to the business conducted by ConAgra and its Consolidated Subsidiaries, considered as one enterprise.

               The Senior Indenture defines the term "Consolidated Subsidiary" to mean a subsidiary of ConAgra the accounts of which are consolidated with those of ConAgra in accordance with generally accepted accounting principles. (Section 3.6)

               Limitation on Sale and Lease-Back Transactions

               The Senior Indenture states that, unless the terms of any series of Debt Securities provide otherwise, neither ConAgra nor any Consolidated Subsidiary may enter into any arrangement with any person (other than ConAgra) providing for the leasing by ConAgra or a Consolidated Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by ConAgra or a Consolidated Subsidiary to such person (herein referred as a "Sale and Lease-Back Transaction"). (Sections 3.6 and 3.7)

               Such limitation will not apply to any Sale and Lease-Back Transaction if (a) the net proceeds to ConAgra or such Consolidated Subsidiary from the sale or transfer equal or exceed the fair value (as determined by the Board of Directors of ConAgra) of the property so leased, (b) ConAgra or such Consolidated Subsidiary would be entitled to incur indebtedness secured by a Lien on the property to be leased as described in "Limitation on Liens" above or (c) ConAgra, within 90 days of the effective date of any such Sale and Lease-Back Transaction, applies an amount equal to the fair value (as determined by the Board of Directors of ConAgra) of the property so leased to the retirement of Funded Indebtedness of ConAgra. (Section 3.7)

          Subordination Under the Subordinated Indenture

               The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all "Senior Indebtedness" of ConAgra. The Subordinated Indenture defines "Senior Indebtedness" as obligations (other than non-recourse obligations or Debt Securities issued under the Subordinated Indenture) of, or guaranteed or assumed by, ConAgra for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, whether existing as of the date of the Subordinated Indenture or subsequently incurred by ConAgra. (Section 1.1 and Article Thirteen)

               In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, or any proceedings for liquidation, dissolution or other winding up of ConAgra or a substantial part of its property, whether or not involving insolvency or bankruptcy, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal (or premium, if any) or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of or the accrued interest on the Debt Securities of any series shall have been declared due and payable upon an Event of Default pursuant to
          Section 5.1 of the Subordinated Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Debt Securities issued under the Subordinated Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by the Debt Securities. (Section 13.1)

          Events of Default

               An Event of Default will occur under the applicable Indenture with respect to Debt Securities of any series if (a) ConAgra shall fail to pay when due any installment of interest on any of the Debt Securities of such series and such default shall continue for 30 days, (b) ConAgra shall fail to pay when due all or any part of the principal of (and premium, if any, on) any of the Debt Securities of such series (whether at maturity, upon redemption, upon acceleration or otherwise), (c) ConAgra shall fail to perform or observe any other term, covenant or agreement contained in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than such series) for a period of 90 days after written notice thereof, as provided in the Indenture, (d) certain events of bankruptcy, insolvency or reorganization shall have occurred or (e) ConAgra has not complied with any other covenant the noncompliance with which would specifically constitute an Event of Default with respect to Debt Securities of such series. (Section 5.1)

               Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, or interest on, any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of ConAgra applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of the Debt Securities of such series may then declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately (provided, with respect to Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities of such series shall remain subordinated to the extent provided in Article Thirteen of the Subordinated Indenture), and (b) if an Event of Default due to default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of ConAgra, shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately (provided, with respect to Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities of such series shall remain subordinated to the extent provided in Article Thirteen of the Subordinated Indenture), but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on the Debt Securities) by the holders of a majority in principal amount of the Debt Securities of such series (or all series, as the case may be) then outstanding. (Sections 5.1 and 5.10)

               The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the applicable Indenture. (Section 5.9) Before proceeding to exercise any right of power under the applicable Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Section 5.6)

               ConAgra will be required to furnish to the Trustee under each Indenture annually a statement of certain officers of ConAgra to the effect that, to the best of their knowledge, ConAgra is not in default of the performance of the terms of the Indenture or, if they have knowledge that ConAgra is in default, specifying such default. (Section 3.5)

               Each  Indenture provides that  no holder of  Debt Securities issued under the Indenture may institute any action against ConAgra under the Indenture (except actions for payment of overdue principal or interest) unless (a) the holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of such affected series issued under the Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, (b) the Trustee shall not have instituted such action within 60 days of such request, and (c) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of such affected series issued under the Indenture and then outstanding. (Sections 5.6 and 5.9)

               Each Indenture requires the Trustee to give to all holders of outstanding Debt Securities of any series notice of any default by ConAgra with respect to that series, unless such default shall have been cured or waived; however, except in the case of a default in the payment of principal of (and premium, if any) or interest on any outstanding Debt Securities of that series or in the payment of any sinking fund installment, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee or a trust committee of directors or certain officers of the Trustee in good faith determines that withholding such notice is in the interest of the holders of the outstanding Debt Securities of that series. (Section 5.11)

          Defeasance and Discharge

               The following defeasance provision will apply to the Offered
          Debt  Securities   unless  the  Prospectus   Supplement  provides
          otherwise.

               The Indenture provides that, unless the terms of any series of Debt Securities provide otherwise, ConAgra will be discharged from obligations in respect of the Indenture and the outstanding Debt Securities of such series (including, with respect to the Senior Indenture, its obligation to comply with the provisions referred to under "Certain Covenants of ConAgra", if applicable, but excluding under each Indenture certain other obligations, such as the obligation to pay principal of (and premium, if any) and interest on the Debt Securities of such series then outstanding and obligations to register the transfer or exchange of such outstanding Debt Securities and to replace stolen, lost or mutilated certificates), upon the irrevocable deposit, in trust, of cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and mandatory sinking fund payments in respect of such outstanding Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such outstanding Debt Securities provided that ConAgra has received an opinion of counsel or officers' certificate to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding Debt Securities of such series and that certain other conditions are met. In addition, with respect to the Subordinated Indenture, in order to be discharged (i) no event or condition shall exist that, pursuant to certain provisions described under "Subordination" above, would prevent ConAgra from making payments of principal of (and premium, if any) and interest on the Debt Securities issued under the Subordinated Indenture at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date, and (ii) ConAgra delivers to the Trustee under the Subordinated Indenture an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness, and (b) after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of ConAgra, then the Trustee under the Subordinated Indenture and the holders of the Debt Securities issued under the Subordinated Indenture would be entitled to certain rights as secured creditors in such trust funds. (Section 10.1)

          Modification of the Indenture

               Each Indenture provides that ConAgra and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities,
          (b) evidence the assumption by a successor corporation of the obligations of ConAgra, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the form or terms of Debt Securities of any series, and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

               Each Indenture also contains provisions permitting ConAgra and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected, provided that ConAgra and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to Debt Securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series the consent of the holders of which is required for any such modification. (Section 8.2)

               In addition, the Subordinated Indenture may not be amended to alter the subordination of any of the outstanding Debt Securities issued thereunder without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Section 8.6 of the Subordinated Indenture).

          Consolidation, Merger, Conveyance or Transfer

               ConAgra may, without the consent of the Trustee under the applicable Indenture or the holders of Debt Securities, consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation, provided that any successor corporation is organized under the laws of the United States of America or any state thereof and expressly assumes all obligations of ConAgra under the Debt Securities and that certain other conditions are met, and, thereafter, except in the case of a lease, ConAgra shall be relieved of all obligations thereunder. (Article Nine)

          Applicable Law

               The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York. (Section 11.8)

          Concerning the Trustee

               The Chase Manhattan Bank (National Association) is the Trustee under the Senior Indenture and is also the trustee under a prior indenture between ConAgra and The Chase Manhattan Bank (National Association). The First Trust National Association is the Trustee under the Subordinated Indenture. First Bank System, Inc. owns substantially all of the capital stock of such Trustee and First Bank National Association. The Chase Manhattan Bank (National Association) and First Bank National Association are among a number of banks with which ConAgra and its subsidiaries maintain ordinary banking relationships and with which ConAgra and its subsidiaries maintain credit facilities.

                                 PLAN OF DISTRIBUTION

               Offered Securities may be sold (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise).

               Offers to purchase Offered Securities may be solicited by agents designated by ConAgra from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by ConAgra to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the Offered Securities so offered and sold. Agents may be entitled under agreements which may be entered into with ConAgra to indemnification by ConAgra against certain liabilities, including liabilities under the Securities Act, and may be customers of, engaged in transactions with or perform services for ConAgra in the ordinary course of business.

               If an underwriter or underwriters are utilized in the sale of Offered Securities, ConAgra will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by ConAgra against certain liabilities, including liabilities under the Securities Act and such underwriters or their affiliates may be customers of, engage in transaction with or perform service for, ConAgra in the
          ordinary course  of  business.   Only underwriters  named in  the

          Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities.

               If a dealer is utilized in the sale of Offered Securities, ConAgra will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled, under agreements which may be entered into with ConAgra, to indemnification by ConAgra against certain liabilities, including liabilities under the Securities Act and such dealers or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for ConAgra in the ordinary course of business. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

               Offers to purchase Offered Securities may be solicited directly by ConAgra and sales thereof may be made by ConAgra directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

               Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for ConAgra. Any remarketing firm will be identified and the terms of its agreement, if any, with ConAgra and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with ConAgra to indemnification by ConAgra against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for ConAgra in the ordinary course of business.

               If so indicated in the Prospectus Supplement, ConAgra will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from ConAgra at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by ConAgra.

                                       EXPERTS

               The financial statements and related financial statement schedules incorporated in this prospectus by reference from ConAgra's annual report on Form 10-K for the year ended May 29, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

               Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the period set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    LEGAL MATTERS

               The validity of the Offered Securities other than Preferred Securities offered hereby has been passed upon for ConAgra by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

               The validity of the Preferred Securities offered hereby have been passed upon for ConAgra and ConAgra Capital by Dickinson, Mackaman, Tyler & Hagen, P.C., Des Moines, Iowa.

               Certain legal matters with respect to the Offered Securities have been passed upon for the underwriters by Davis Polk & Wardwell, New York, New York. Tax matters described under "Certain United States Federal Income Tax Consequences" in this Prospectus relating to the Preferred Securities have been passed upon by Davis Polk & Wardwell, New York, New York.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14. Other Expenses of Issuance and Distribution.

               The following sets forth estimated expenses to be incurred by ConAgra in connection with the offering described in this Registration Statement:

               Item                                          Amount

               Registration Fee                              $ 86,207

               Blue Sky Fees and Expenses                    $ 15,000*

               Printing Expenses                             $ 70,000*

               Listing Fees                                  $ 72,300

               Accounting Fees and Expenses                  $ 20,000*

               Trustee Fees                                  $  3,000*

               Legal Fees and Expenses                       $ 50,000*

               Rating Agency Fees                            $ 70,000*

               Miscellaneous Expenses                        $  3,493*
                                                             --------

                    TOTAL                                    $390,000*

               * Estimated


          Item 15. Indemnification of Directors and Officers.

               Pursuant to Article V of the Certificate of Incorporation of ConAgra, ConAgra shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to ConAgra or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after September 18, 1986. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to ConAgra or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General

          Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

               The by-laws of ConAgra provide for indemnification of ConAgra officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by them, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving ConAgra in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ConAgra.

               ConAgra also maintains a director and officer insurance policy which insures the officers and directors of ConAgra and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.


          Item 16. List of Exhibits.

          Exhibit 1.1 -  Form  of  Underwriting Agreement  incorporated  by reference to ConAgra's Registration Statement on Form S-3 (33-55626).

          Exhibit 1.2 -  Form of  U.S. Distribution  Agreement incorporated by reference to ConAgra's Registration Statement on Form S-3 (33-55626).

          Exhibit 1.3 -  Form of Underwriting Agreement with respect to the
                         Preferred Securities incorporated  by reference to
                         Exhibit 1.3 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

          Exhibit 4.1 -  Indenture,  dated as  of October 8,  1990, between
                         ConAgra and The Chase Manhattan Bank (National Association), Trustee incorporated by reference to ConAgra's Registration Statement on Form S-3 (33-36967).

          Exhibit 4.2 -  Forms  of  Notes  incorporated   by  reference  to
                         ConAgra's Registration Statement on Form S-3  (33-
                         55626).

          Exhibit 4.4 -  Articles of  Organization of  ConAgra Capital  and
                         Articles of Correction incorporated by reference to Exhibit 4.4 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

          Exhibit 4.5 -  Operating    Agreement    of    ConAgra    Capital
                         incorporated by reference to Exhibit 12 filed with
                         ConAgra's Current Report on Form 8-K dated June 8,
                         1994

          Exhibit 4.6 -  Written  Action  establishing  the  terms  of  the
                         Series B Adjustable Rate Cumulative Preferred Securities incorporated by reference to Exhibit 1 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 4.7 -  Written Action  establishing the  terms of the  9%
                         Series A Preferred Securities incorporated by reference to Exhibit 2 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 4.8 -  Form of Written Action  Establishing the Preferred
                         Securities.

          Exhibit 4.9 -  Indenture, dated March  10, 1994, between  ConAgra and First Trust National Association, Trustee incorporated by reference to Exhibit 3 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 4.10 - First Supplemental Indenture dated  April 20, 1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association as Trustee incorporated by reference to Exhibit 4 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 4.11 - Second Supplemental Indenture dated April 20, 1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association as Trustee incorporated by reference to Exhibit 5 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 4.12 - Third Supplemental Indenture dated June 1, 1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association as Trustee incorporated by reference to Exhibit 6 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 4.13 - Fourth Supplemental Indenture  dated June 1,  1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association as Trustee incorporated by reference to Exhibit 7 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 4.14   Form of Supplemental Indenture

          Exhibit 5.1 -  Opinion of McGrath, North, Mullin & Kratz, P.C.

          Exhibit 5.2 -  Opinion  of  Dickinson, Mackaman,  Tyler  & Hagen,
          P.C.

          Exhibit 8   -  Opinion of Davis  Polk & Wardwell with  respect to
                         certain tax matters.

          Exhibit 10.1 - Payment and  Guarantee Agreement  dated April  20,
                         1994 with respect to the Preferred Securities incorporated by reference to Exhibit 13 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 10.2 - Agreement  as  to  Expenses  and Liabilities  with respect to the Preferred Securities incorporated by reference to Exhibit 14 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

          Exhibit 12   - Statement re: Computation of Ratio of Earnings  to
                         Fixed Charges and Preferred Stock Dividends incorporated by reference to Exhibit 12 of ConAgra's Annual Report on Form 10-K for the Fiscal Year ended May 29, 1994 and Exhibit 12.1 of ConAgra's Quarterly Report on Form 10-Q for the quarter ended August 28, 1994.

          Exhibit 23.1 - Consent of Deloitte & Touche LLP.

          Exhibit 23.2 - Consent of McGrath,  North, Mullin  & Kratz,  P.C.
                         (included in Exhibit 5.1).

          Exhibit 23.3 - Consent  of Davis  Polk  &  Wardwell (included  in
                         Exhibit 8).

          Exhibit 23.4 - Consent  of  Dickinson, Mackaman,  Tyler  & Hagen,
                         P.C. (included in Exhibit 5.2)

          Exhibit 24 -   Powers of Attorney.

          Exhibit 25.1 - Statement of Eligibility  and Qualification of the
                         Trustee under the Trust Indenture Act incorporated by reference to Exhibit 25.1 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

          Exhibit 25.2 - Statement of Eligibility and Qualification of  the
                         Trustee under the Trust Indenture Act incorporated by reference to Exhibit 25.2 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

               _______________

          Item 17. Undertakings.

               The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c)  To  remove  from  registration  by  means  of  a  post-
                    effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) of the Securities Act of 1933 shall be deemed to part of this Registration Statement as of the time it was declared effective.

               (g) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective, and

                    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant, ConAgra, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 20th day of December, 1994.


                                          CONAGRA, INC.



                                          By:  /s/ Philip B. Fletcher
                                             Philip B. Fletcher
                                             Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities with ConAgra, Inc. indicated on the 20th day of December, 1994.

                      SIGNATURE                   TITLE



          /s/ Philip B. Fletcher          Chief Executive Officer
                 Philip B. Fletcher


          /s/ Stephen L. Key              Executive Vice President
                 Stephen L. Key             and Chief Financial Officer


          /s/ Kenneth D. DiFonzo          Vice President & Controller
                 Kenneth DiFonzo            (Principal Accounting
                                                  Officer)

               C. M. Harper*                      Director
               Robert A. Krane*                   Director
               Gerald Rauenhorst*                 Director
               Carl E. Reichardt*                 Director
               Ronald W. Roskens*                 Director
               Walter Scott, Jr.*                 Director
               Marjorie Scardino*                 Director
               William G. Stocks*                 Director
               Frederick B. Wells*                Director
               Thomas R. Williams*                Director
               Clayton K. Yeutter*                Director


               *Philip B. Fletcher, by signing his name hereto, signs the Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Philip B. Fletcher to sign this Registration Statement on behalf of each of the indicated Directors of ConAgra, Inc. has been filed herewith as
          Exhibit 24.


                                      By: /s/ Philip B. Fletcher
                                          Philip B. Fletcher
                                          Attorney-in-Fact


               Pursuant to the requirements of the Securities Act of 1933, ConAgra Capital, L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Omaha and state of Nebraska, on the 20th day of December, 1994.

                                      ConAgra Capital L.C.

                                      CP Nebraska, Inc.,
                                      as Managing Member


                                      By: /s/ Stephen L. Key
                                          Stephen L. Key
                                          President and Chief
                                          Executive Officer


                                      HW Nebraska, Inc.,
                                      as Managing Member


                                      By: /s/ Stephen L. Key
                                          Stephen L. Key
                                          President and Chief
                                          Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities with ConAgra Capital, L.C. and the Managing Members indicated and on the 20th day of December, 1994.

                      SIGNATURE                              TITLE


          /s/ Stephen L. Key                  President and Chief Executive
               Stephen L. Key                 Officer of CP Nebraska, Inc.
                                              (Principal Executive Officer)

          /s/ James P. O'Donnell              Vice President, Finance/
               James P. O'Donnell             Treasurer and Chief Financial
                                              Officer of CP Nebraska, Inc.
                                              (Principal Financial and
                                              Accounting Officer)

          /s/ Stephen L. Key                  President and Chief Executive
               Stephen L. Key                 Officer of HW Nebraska, Inc.
                                              (Principal Executive Officer)


          /s/ James P. O'Donnell              Vice President, Finance/
               James P. O'Donnell             Treasurer and Chief Financial
                                              Officer of HW Nebraska, Inc.
                                              (Principal Financial and
                                              Accounting Officer)

                                  INDEX OF EXHIBITS


     Number         Description                                    Page No.

     Exhibit 1.1 -  Form of Underwriting Agreement incorporated by reference to ConAgra's Registration
                    Statement on Form S-3 (33-55626).

     Exhibit 1.2 -  Form   of    U.S.   Distribution    Agreement
                    incorporated   by   reference   to  ConAgra's
                    Registration  Statement  on   Form  S-3  (33-
                    55626).

     Exhibit 1.3 -  Form of Underwriting Agreement with respect to the Preferred Securities incorporated by reference to Exhibit 1.3 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

     Exhibit 4.1 -  Indenture,  dated  as  of  October  8,  1990, between ConAgra and The Chase Manhattan Bank (National Association), Trustee incorporated by reference to ConAgra's Registration Statement on Form S-3 (33-36967).

     Exhibit 4.2 -  Forms of Notes  incorporated by reference  to
                    ConAgra's Registration Statement  on Form S-3
                    (33-55626).

     Exhibit 4.4 -  Articles of Organization of ConAgra Articles
                    Capital and Articles of Correction
                    incorporated by reference to Exhibit 4.4 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

     Exhibit 4.5 -  Operating Agreement of ConAgra Capital
                    incorporated by reference to Exhibit 12 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.6 -  Written Action establishing the terms of the
                    Series B Adjustable Rate Cumulative Preferred Securities incorporated by reference to
                    Exhibit 1 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.7 -  Written Action establishing the terms of the
                    9% Series A Preferred Securities incorporated by reference to Exhibit 2 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.8 -  Form of Written Action Establishing the
                    Preferred Securities.

     Exhibit 4.9 -  Indenture, dated March 10, 1994, between
                    ConAgra and First Trust National Association,

                    Trustee incorporated by reference to Exhibit 3 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.10 - First Supplemental Indenture dated April 20,
                    1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association in Trustee incorporated by reference to Exhibit 4 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.11 - Second Supplemental Indenture dated April 20,
                    1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association in Trustee incorporated by reference to Exhibit 5 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.12 - Third Supplemental Indenture dated June 1,
                    1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association in Trustee incorporated by reference to Exhibit 6 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.13 - Fourth Supplemental Indenture dated June 1,
                    1994 to the Indenture dated March 10, 1994 between ConAgra, Inc. and First Trust National Association in Trustee incorporated by reference to Exhibit 7 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 4.14 - Form of Supplemental Indenture

     Exhibit 5.1 -  Opinion of McGrath, North, Mullin & Kratz, P.C.

     Exhibit 5.2 -  Opinion of Dickinson, Mackaman, Tyler & Hagen, P.C.

     Exhibit 8   -  Opinion of Davis Polk & Wardwell with respect to
                    certain tax matters

     Exhibit 10.1 - Payment and Guarantee Agreement with respect to the Preferred Securities incorporated by reference to Exhibit 13 filed with ConAgra's Form 8-K dated June 8, 1994.

     Exhibit 10.2 - Agreement as to Expenses and Liabilities
                    with respect to the Preferred Securities incorporated by reference to Exhibit 14 filed with ConAgra's Current Report on Form 8-K dated June 8, 1994.

     Exhibit 12  -  Statement re: Computation of Ratio of Earnings to
                    Fixed Charges and Preferred Stock Dividends incorporated by reference to Exhibit 12 of ConAgra's Annual Report on Form 10-K for the

                    Fiscal Year ended May 29, 1994 and Exhibit 12.1 of ConAgra's Quarterly Report on Form 10-Q for the quarter ended August 28, 1994.

     Exhibit 23.1 - Consent of Deloitte & Touche LLP.

     Exhibit 23.2 - Consent of McGrath, North, Mullin & Kratz, P.C.
                    (included in Exhibit 5.1).

     Exhibit 23.3 - Consent of Davis Polk & Wardwell (included in
                    Exhibit 8).

     Exhibit 23.4 - Consent of Dickinson, Mackaman, Tyler & Hagen,
                    P.C. (included in Exhibit 5.2).

     Exhibit 24 -   Powers of Attorney.

     Exhibit 25.1 - Statement of Eligibility and Qualification of
                    the Trustee under the Trust Indenture Act incorporated by reference to Exhibit 25.1 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

     Exhibit 25.2 - Statement of Eligibility and Qualification of
                    the Trustee under the Trust Indenture Act incorporated by reference to Exhibit 25.2 filed with ConAgra's Registration Statement on Form S-3 (33-52649).

               ____________________